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                                                                    Exhibit 10.2

                                 UNITRIN, INC.

                             CERTIFIED RESOLUTIONS


The undersigned hereby certifies that he is the Secretary of Unitrin, Inc., a corporation organized and existing under the laws of the State of Delaware; that the resolutions set forth below were duly passed by the Board of Directors of Unitrin, Inc. at a meeting held on May 1, 1996, at which meeting a quorum was at all times present and acting. Such resolutions have not been in any way amended, altered or repealed and remain in full force and effect as of the date hereof.

     RESOLVED, that Section 7 of the Unitrin, Inc. 1990 Stock Option Plan, as amended and restated effective November 1, 1995 (the "Plan"), is hereby amended to read in its entirety as follows:

          "Each option granted under this Plan shall be exercisable in such installments during the period prior to its expiration date as the Committee shall determine, but in no event shall any option be exercisable for at least six months after grant except in the case of the death or disability of the option holder; provided that, unless otherwise determined by the Committee, if the option holder shall not in any given installment period purchase all of the shares which the option holder is entitled to purchase in such installment period, then the option holder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the option holder's option. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than fifty (50) shares.

          Upon the exercise of an option by an option holder by delivering (whether actually or constructively) previously-acquired shares of Common Stock of the Company in full or partial payment for the shares received upon such exercise (as provided in Section 6), the Committee shall grant the option holder a "restorative stock option" to purchase additional shares of Common Stock of the Company. A restorative stock option shall also be granted to an option holder who delivers previously-acquired shares or has shares withheld from an exercise (as provided in Section 10) to satisfy all or any portion of such option holder's income tax withholding liability arising from such exercise. The number of shares of Common Stock subject to a restorative stock option shall be equal to the number of shares delivered in payment of the purchase price of the initial option and/or the number of shares delivered or withheld to satisfy the option holder's withholding tax obligation. The purchase price of the restorative stock option shall not be less than one hundred percent (100%) of the fair market value of such Common Stock on the date the restorative stock option is granted. All other terms of restorative stock options granted hereunder, including, but not limited to, vesting and expiration, shall be identical to the terms of the initial option upon which the restorative stock option is granted."

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     RESOLVED, that paragraph 2 of Section 10 of the Plan, is hereby amended to read as follows:

          "Any holder of an option or stock appreciation right hereunder may elect to deliver previously-acquired shares of Common Stock of the Company or to have the Company withhold shares that would otherwise have been issued pursuant to the exercise of an option or a stock appreciation right, the number of such withheld or surrendered shares to be sufficient to satisfy all or any portion of such individual's income tax withholding liability that arises upon the exercise or other event giving rise to income tax withholding liability with respect to the option or stock appreciation right."



DATED: July 25, 1996

                                       /s/ Scott Renwick
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                                       Scott Renwick
                                       Secretary



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